Exhibit 10(xxvii)

AMENDMENT TO THE

C.I.S. TECHNOLOGIES, INC. HCC MANAGEMENT STOCK OPTION PLAN

December 19, 2000

Section 3(b) of the Plan is hereby deleted in its entirety and the following is substituted therefor:

3(b) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of a participant under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of stock or other securities that may thereafter be issued in connection with the Plan (including without limitation the limitations set forth in Section 3(a) above), (ii) the number and kind of stock or other securities issuable in respect of outstanding Options, and (iii) the exercise price or purchase price relating to any Option.

The undersigned certifies this to be a correct copy of the Amendment to the Plan as adopted by the Board of Directors of the Company on December 19, 2000.

NDCHealth Corporation

By:	/s/ Christine Rumsey
Christine Rumsey
Executive Vice President Human Resources